UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 3, 2011

Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090
(Address of Principal Executive Offices)	(Zip Code)

(410) 865-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Ciena Corporation (“Ciena”) has entered into a Lease Agreement (the “Lease”) dated November 3, 2011, with W2007 RDG Realty, L.L.C. (“Landlord”), relating to office space for its new corporate headquarters in the building located at 7035 Ridge Road, Hanover, Maryland (“Building 1”) and a building to be built at 7031 Ridge Road, Hanover, Maryland (“Building 2”), consisting of an aggregate agreed-upon rentable area of approximately 154,100 square feet.

The Building 1 lease commencement date will be the earlier of the date of Ciena’s occupancy or substantial completion of the improvements to the premises in accordance with the terms of the Lease, but in either case no earlier than June 1, 2012. The Building 1 rent commencement date will be the later of September 1, 2013 or substantial completion of improvements to the premises in accordance with the terms of the Lease. The Building 2 lease commencement date and rent commencement date will be upon Landlord’s delivery of the premises following substantial completion of the construction of Building 2 and improvements to the premises in accordance with the terms of the Lease (expected to be no later than November 15, 2012). Subject to adjustment and earlier termination as provided in the Lease, the Lease (which relates to both Building 1 and Building 2) will expire 14 years and eight months from the Building 1 lease commencement date. Ciena has the option to renew the Lease for two additional periods of five years each. Ciena also has a right of first offer relating to additional space in the complex of buildings that includes Building 1 and Building 2.

If the Building 2 rent commencement date coincided with the Building 1 rent commencement date, the initial annual basic rent would be approximately $3.8 million, exclusive of certain customary operating expenses. The annual basic rent rate will escalate at a rate of two percent (2.0%) each year, and beginning in calendar year 2014 Ciena will be responsible for increases in certain operating expenses and real estate taxes over the amounts incurred in calendar year 2013. The Lease also provides that Landlord will contribute towards costs incurred for certain tenant improvements to Ciena’s premises in Building 1 and Building 2 and will bear all costs for the construction of Building 2.

Ciena has the right to terminate the Lease if certain milestones with respect to the construction of Building 2 are not achieved in a timely manner. Ciena also has the one-time right to terminate the Lease with respect to all or a portion of the leased premises at any time after the tenth (10th) year, provided that Ciena has not exercised its renewal option, pays a termination fee to Landlord, and complies with certain requirements as set forth in the Lease. Landlord has the right to terminate the Lease upon an event of default, which includes Ciena’s failure to pay rent, failure to provide an estoppel certificate, failure to maintain insurance, failure to release mechanic’s liens, uncured breach of its other obligations under the Lease, or insolvency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciena Corporation

Date: November 4, 2011	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary

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